UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005 (February 22, 2005)

PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	0-22192 (Commission File Number)	54-0402940 (I.R.S. Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia (Address of Principal Executive Offices)	23238 (Zip Code)

(804) 484-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 22, 2005, Performance Food Group Company, a Tennessee corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Chiquita Brands International, Inc., a New Jersey corporation (“Purchaser”), whereby the Company will sell to Purchaser all of its capital stock in Fresh International Corp., a Delaware corporation, Fresh Advantage, Inc., a Virginia corporation, Redi-Cut Foods, Inc., an Illinois corporation, and K.C. Salad Holdings, Inc., a Missouri corporation for a purchase price of $855 million (the “Transaction”). The closing under the Agreement is expected to occur in the second quarter of 2005 and is subject to expiration of the waiting period under the Hart-Scott-Rodino Act and other customary conditions.

     The Agreement is attached as an exhibit hereto and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Agreement attached hereto.

     The Compensation Committee of the Board of Directors of the Company has authorized the Company to enter into a retention and incentive agreement with Mark Drever, Chief Executive Officer of the Company’s fresh-cut produce division (the “Division”) subject to Mr. Drever’s executing the agreement. Pursuant to such agreement, the Company will pay a retention and incentive bonus to Mr. Drever provided Mr. Drever remains continuously employed full-time by the Division through the consummation of the Transaction and subject to the other terms of the agreement. The Compensation Committee has determined the amount proposed to be paid based on a percentage of the aggregate purchase price to be received by the Company in the Transaction. In making that determination, no reduction in the amount payable is made on account of debt of the Division being repaid by the Company and no adjustment to the amount being paid is made on account of components of working capital or changes therein. Mr. Drever’s total retention and incentive bonus shall not exceed 2.99 times his average annual compensation as an employee of the Division for the five years ending December 31, 2004. Under the terms of this retention and incentive agreement, it is anticipated that the Company will pay Mr. Drever an estimated retention and incentive bonus of approximately $4.9 million upon consummation of the Transaction.

     The Compensation Committee of the Board of Directors of the Company has also authorized the Company to enter into retention and incentive agreements with eight key managers of the Division subject to each of the individuals executing such an agreement. Pursuant to such agreements, the Company will pay a retention and incentive bonus to each such key manager provided such key manager remains continuously employed by the Division through the consummation of the Transaction and subject to the other terms of the agreements. The Compensation Committee has determined the amount proposed to be paid based on a percentage of the aggregate purchase price to be received by the Company in the Transaction. In making that determination, no reduction in the amount payable is made on account of debt of the Division being repaid by the Company and no adjustment to the amount being paid is made on account of components of working capital or changes therein. Under the terms of these retention and incentive agreements, the estimated aggregate payment to the eight key managers will be approximately $9.8 million upon consummation of the Transaction; however, an individual’s total retention and incentive bonus shall not exceed 2.99 times his or her base amount (which generally equals the individual’s average annual compensation as an employee of the Division for the five years ending December 31, 2004).

     The Compensation Committee of the Board of Directors of the Company has also authorized retention and incentive agreements for an additional 39 employees of the Division pursuant to which an individual will receive a specified payment if the individual remains continuously employed by the Division through the consummation of the Transaction and subject to the other terms of the agreements. The payment to any individual will range from $50,000 to $75,000 and the aggregate amount payable to this group is not expected to exceed $2.0 million.

     Although the Compensation Committee has authorized the foregoing actions, the Company intends to be bound only upon execution of a retention and incentive agreement by each of the foregoing individuals.

     The effect of the foregoing payments has been included in the Company’s publicly announced estimated net proceeds from the Transaction.

Item 8.01. Other Events.

     On February 22, 2005, the Company (acting through the Compensation Committee of the Board of Directors) accelerated the vesting of certain unvested options to purchase 1,768,885 shares of the Company’s common stock held by certain employees and officers under the Company’s 1993 Employee Stock Incentive Plan and 2003 Equity Incentive Plan which had exercise prices greater than the closing price of the Company’s common stock on February 22, 2005. These options became exercisable immediately as a result of the vesting acceleration. The Company believes the accelerated vesting will result in the Company not being required to recognize any compensation expense associated with those option grants in the current year and is also expected to result in the Company not being required to recognize compensation expense in future years. The Company believes this decision is in the best interest of the Company and its shareholders. Based on the adoption of the Financial Accounting Standard Board (the “FASB”) statement “Share-Based Payment” (“FAS 123R”), the action would result in the Company not being required to recognize share-based compensation expense, net of taxes, of approximately $1.8 million in 2005, $2.3 million in 2006, $1.5 million in 2007, and $0.4 million in 2008, based on valuation calculations using the Black-Scholes methodology. The estimated $1.8 million amount for 2005 is based on the assumption that the Company will elect to apply the expense recognition provisions of FAS 123R beginning July 3, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated as of February 22, 2005, between Performance Food Group Company and Chiquita Brands International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
John D. Austin
Senior Vice President and Chief Financial Officer

Date: February 28, 2005

EXHIBIT INDEX

(c) Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated as of February 22, 2005, between Performance Food Group Company and Chiquita Brands International, Inc.

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